                                                              Law Offices
                                                      Greer, Herz & Adams, L.L.P.

                                              a registered limited liability partnership
                                                  including professional corporations

                                                            One Moody Plaza
                                                        Galveston, Texas 77550

                                                       Galveston (409) 765-5525
                                                        Houston (713) 480-5278
                                                       Telecopier (409) 766-6424

                                                            April 30, 2008

Securities and Exchange Commission
450 Fifth Street, N.W.
Judicial Plaza
Washington, D.C.  20549

         RE:      American  National Variable Annuity Separate Account("Separate  Account")Post-Effective Amendment No. 10 to Form
                  N-4; File No. 333-33856; Opinion and Consent of Counsel

Gentlemen:

         We are counsel to American  National  Insurance  Company  ("ANICO"),  the  depositor  of the  Separate  Account.  As such,  we participated in the formation of the Separate  Account and the  registration of such Separate  Account with the Securities and Exchange
Commission.  Accordingly,  we are  familiar  with the  corporate  records,  certificates,  and consents of officers of ANICO as we have deemed necessary or appropriate for the purpose of this opinion.

         Based  upon the  foregoing,  and our  consideration  of such  other  matters of fact and  questions  of law as we have  deemed necessary and proper in the circumstances, we are of the opinion that:

         1.       ANICO is a duly  organized  and  existing  corporation  under the laws of the  State of Texas and that its  principal business is to be an insurer.

         2.       The Separate Account is a duly organized and existing  separate account of ANICO under the laws of the State of Texas and is registered as a unit investment trust under the Investment Company Act of 1940.

         3.       The Variable Annuity  Contracts  registered by this  Registration  Statement under the Securities Act of 1933 and the
Investment Company Act of 1940 (File No. 333-33856) will, upon issuance thereof, be validly authorized and issued.

         We hereby  consent  to the use of our  opinion  of counsel in the  Post-Effective  Amendment  No. 10 to Form N-4  Registration
Statement  (File No.  333-33856)  filed on behalf of the Separate  Account.  We further consent to the statements made regarding us and to the use of our name under the caption  "Legal  Matters" in the  statement  of  additional  information  constituting  a part of such
Post-Effective Amendment No. 10 to such Registration Statement.

                                                              Yours very truly,

                                                              GREER, HERZ & ADAMS, L.L.P.

                                                              Gregory S. Garrison